Exhibit 10.22

RESIGNATION, SETTLEMENT, AND RELEASE AGREEMENT

In order to settle as fully as possible all known and unknown claims I, Kyle Cook, might have against First Federal Savings Bank of Iowa (the “Bank”) and all related parties (including the Company’s holding company), the Bank and I agree as follows:

(a)           Consideration and Release:  In consideration of the Bank’s agreement to enter into the consulting agreement attached as “Exhibit 1” and other promises and consideration set forth herein, I agree that, effective December 31, 2009 and without any further action by me or anyone of any kind, I hereby –

(i)          resign not only from my employment with the Bank and each and every affiliate, but also from any and all of my positions with the Bank and its affiliates, and

(ii)         release (i.e., give up) all known and unknown claims that I presently have against the Bank, its current and former, direct and indirect owners, parents, subsidiaries, brother-sister companies, and all other affiliates and related entities, and their current and former partners, employees, agents, and other related parties (the “Released Parties”), except claims that the law does not permit me to waive by signing this Agreement.

For example, I am releasing all common law contract, tort, or other claims I might have, as well as all claims I might have under the Age Discrimination in Employment Act (“ADEA”), the Worker Adjustment & Retraining Notification Act (the “WARN Act”), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (the “ADA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), and any similar state, domestic, or foreign laws.

(b)           Applicable Law:  This Agreement is governed by Federal laws to the extent they preempt state law, and otherwise by the laws of Iowa (including those relating to conflicts of law).

(c)           Representations and Promises:  The Bank and I acknowledge and agree that:

(i)          Complete Agreement:  This Agreement and Exhibit 1 represent and constitute the entire agreement relating to my service with the Bank or any Released Party (including termination of my employment), as well as to any claims or future rights that I might have with respect to the Bank and the Released Parties.  This Agreement shall supersede and nullify any prior employment or other employment-related agreement between me and the Company or any Released Party.  Once in effect, this Agreement is a legally admissible and binding agreement.  It shall not be construed strictly for or against me, the Bank, or any Released Party.

(ii)         Amendments:  This Agreement only may be amended by a written agreement that the Bank and I both sign.

(iii)        Cooperation:  I agree that, as requested by the Bank, I will fully cooperate with the Bank or any affiliate in effecting a smooth transition of my responsibilities to others. I further agree that, as requested by the Bank, I will cooperate fully with the Bank or its representatives in any investigation, proceeding, administrative review or litigation brought against the Bank or any Released Party by any government agency or private party pertaining to matters occurring during my employment with the Bank or any Released Party.  The Bank will pay me for my reasonable time (at the rates and under the terms and conditions set forth in Article 2 of the consulting agreement attached as Exhibit 1), and will reimburse me for my out of pocket expenses incurred as a result of such cooperation (provided that all such reimbursements shall be requested and paid within three months after being incurred).

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 ___Company

(iv)       Agreement to be Confidential:  Except for confirming any specific public disclosures that the Bank makes concerning this Agreement, I have not disclosed and will not disclose the underlying facts that led up to this Agreement, or the terms or existence of this Agreement, to anyone other than a member of my immediate family or my attorney or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement.  Such a person’s violation of this confidentiality requirement shall be treated as a violation by me.  This subsection does not prohibit disclosures to the extent necessary legally to enforce this Agreement or to the extent required by law (but only if I notify the Bank of a disclosure obligation or request within a reasonable period of time (not exceeding 14 days) after I learn of it and permit the Bank to take all steps it deems to be appropriate to prevent or limit the required disclosure).  Except to the extent necessary legally to enforce this Agreement or to the extent required by law (and subject to all required SEC disclosures), the Bank’s executive officers shall not disclose to unrelated private third parties (excluding for this purpose any and all legal or financial advisors to the Bank) the underlying facts that led up to this Agreement, or the terms or existence of this Agreement.

(v)        Return of Bank Property:  I have returned to the Bank all files, memoranda, documents, records, copies of the foregoing, Bank-provided credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Bank or any Released Party in my possession or control.  I have cleared all expense accounts, paid all amounts I owe on Bank-provided credit cards or accounts (such as cell phone accounts), and canceled or personally assumed any such credit cards or accounts.  I agree not to incur any expenses, obligations, or liabilities on behalf of the Bank.

(vi)       Non-disparagement:  I agree not to criticize, denigrate, or otherwise disparage the Bank, any other Released Party, or any of their services, products, processes, policies, practices, standards of business conduct, or areas or techniques of research.  However, nothing in this subsection shall prohibit me from complying with any lawful subpoena or court order or taking any other actions affirmatively authorized by law.

(vii)      Indemnification: To the maximum extent permitted under applicable law, until the expiration of the time provided by law for the commencement of any judicial or administrative proceeding on the basis of my service as an employee or officer of the Bank, the Bank shall indemnify, and shall cause its subsidiaries and affiliates to indemnify me against and hold me harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof.  No indemnification shall be paid that would violate 12 U.S.C. 1828(k) or any regulations promulgated thereunder, or 12 C.F.R. 545.121.

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 ___Company

(viii)     Representations:  When I decided to sign this Agreement, I was not relying on any representations that are not in this Agreement or in the consulting agreement attached as Exhibit 1.  The Bank would not have agreed to pay the consideration I am getting in exchange for this Agreement but for the representations and promises I am making by signing it.  I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief now or in the future.  I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Bank or any Released Party should have paid me in the past.  I understand that my old job may be refilled.  I have not been told that the Bank or any Released Party ever will employ me in the future.  I have been told that, subject to applicable law, the Bank will not contest my application for unemployment insurance benefits should I apply for such.

(ix)        No Wrongdoing:  This Agreement is not an admission of wrongdoing by me or by the Bank or any other Released Party; neither it nor any drafts shall be admissible evidence of wrongdoing.

(x)         Unknown Claims:  I am intentionally releasing claims that I do not know that I might have and that, with hindsight, I might regret having released.  I have not assigned or given away any of the claims I am releasing.

(xi)        Effect of Void Provision: If the Bank or I successfully assert that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it.  If this Agreement is cancelled, I will repay the consideration I received for signing it.

(xii)       Consideration of Agreement:   If I initially did not think any representation I am making in this Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement.  I have carefully read this Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true.  The consideration period described in the box above my signature started when I first was given this Agreement, and I waive any right to have it restarted or extended by any subsequent changes to this Agreement.

YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT.  BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE BANK SUGGESTS THAT YOU DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).  TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO 21 DAYS.  BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

JANUARY 21, 2010, AT NOON CENTRAL TIME, IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO DAVID BRADLEY AT THE BANK’S DES MOINES OFFICE.  IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT.  TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO DAVID BRADLEY AT THE BANK’S MAIN OFFICE BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT.  IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.

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 ___Company

FIRST FEDERAL SAVINGS BANK OF IOWA By: /s/ David M. Bradley Its CEO & Chairman Date of Signature: January 5, 2010	EMPLOYEE Signature: /s/ Kyle Cook Printed Name: Kyle Cook Date of Signature: January 5, 2010

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 ___Company